Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 4, 2020, with the respect to the consolidated financial statements included in the Annual Report of Vapotherm, Inc. on Form 10-K for the year ended December 31, 2019.  We consent to the incorporation by reference of the said report in the Registration Statement of Vapotherm, Inc. on Form S-3 (File No. 333-235657) and on Form S-8 (File No. 333-229327).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 4, 2020